As filed with the Securities and Exchange Commission on February 26, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Epizyme, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1349956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Technology Square Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

(Full title of the plan)

Robert B. Bazemore

President and Chief Executive Officer

Epizyme, Inc.

400 Technology Square

Cambridge, MA 02139

(Name and address of agent for service)

(617) 229-5872

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,500,000 shares(2)	$11.96(3)	$29,900,000(3)	$3,623.88

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 2,500,000 additional shares issuable under the 2013 Stock Incentive Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $11.96, the average of the high and low price of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 22, 2019.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 2,500,000 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2013 Stock Incentive Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-189629, filed by the Registrant on June 27, 2013, relating to the Registrant’s 2008 Stock Incentive Plan, 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan; the registration statement on Form S-8, File No. 333-194205, filed by the Registrant on February 28, 2014, relating to the Registrant’s 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan, except for Item 8, Exhibits; the registration statement on Form S-8, File No. 333-202681, filed by the Registrant on March 12, 2015, relating to the Registrant’s 2013 Stock Incentive Plan; the registration statement on Form S-8, File No. 333-210028, filed by the Registrant on March 9, 2016, relating to the Registrant’s 2013 Stock Incentive Plan; the registration statement on Form S-8, File No. 333-216638, filed by the Registrant on March 13, 2017, relating to the Registrant’s 2013 Stock Incentive Plan; and the registration statement on Form S-8, File No. 333-223612, filed by the Registrant on March 13, 2018, relating to the Registrant’s 2013 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-35945) on June 7, 2013 and incorporated herein by reference)

4.2	Amended and Restated By-Laws of the Registrant (Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187982), and incorporated herein by reference)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	2013 Stock Incentive Plan (Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187982), and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 26th day of February, 2019.

EPIZYME, INC.

By:	/s/ Robert B. Bazemore
Robert B. Bazemore
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Epizyme, Inc., hereby severally constitute and appoint Robert B. Bazemore and Matthew Ros, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Epizyme, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Bazemore Robert B. Bazemore	President, Chief Executive Officer, Director (Principal Executive Officer)	February 26, 2019

/s/ Matthew Ros Mathew Ros	Chief Strategy & Business Officer (Principal Financial Officer)	February 26, 2019

/s/ Joseph Beaulieu Joseph Beaulieu	Controller (Principal Accounting Officer)	February 26, 2019

Andrew R. Allen, M.D., Ph.D.	Director	February 26, 2019

/s/ Kenneth Bate Kenneth Bate	Director	February 26, 2019

/s/ Kevin T. Conroy Kevin T. Conroy	Director	February 26, 2019

/s/ Michael F. Giordano Michael F. Giordano, M.D.	Director	February 26, 2019

/s/ Carl Goldfischer Carl Goldfischer, M.D.	Director	February 26, 2019

Signature	Title	Date

/s/ David M. Mott David M. Mott	Director	February 26, 2019

/s/ Richard F. Pops Richard F. Pops	Director	February 26, 2019

/s/ Beth Seidenberg Beth Seidenberg, M.D.	Director	February 26, 2019